Exhibit 10.32

FIRST AMENDMENT TO

2021 EMPLOYMENT AGREEMENT

This First Amendment to 2021 Employment Agreement (“First Amendment”) is made as of December 31, 2021 by and between Global GP LLC, a Delaware limited liability company (the “Company”), and Gregory B. Hanson (the “Executive”), and amends that certain Employment Agreement by and between the Company and the Executive dated as of September 1, 2021 (the “2021 G. Hanson Employment Agreement”).

WHEREAS, the Company and the Executive desire to extend the initial term of the 2021 G. Hanson Employment Agreement as set forth below;

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the sufficiency of which the Company and the Executive each acknowledges, the Company and the Executive hereby agree as follows:

1.	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the 2021 G. Hanson Employment Agreement.

2.	The Company and the Executive agree that the Initial Term of the 2021 G. Hanson

Employment Agreement shall be and hereby is extended through the earlier of (i) the date of execution of a mutually agreeable new 2022 employment agreement by and between the Company and Mr. Hanson, and (ii) April 15, 2022.

3.	Except as herein modified, all the other terms, provisions, and agreements contained in the 2021 G. Hanson Employment Agreement shall remain in full force and effect, it being the intention of the parties to amend only the specific term, provision and agreement described hereinabove.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this First Amendment this 28th day of January, 2022.

GLOBAL GP LLC

By: ___/s/ Eric Slifka________________

Name: Eric Slifka

Title: Chief Executive Officer

GREGORY B. HANSON

___/s/ Gregory B. Hanson___________